UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                                                                     February 8, 2012

INTERSIL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1001 Murphy Ranch Road Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(408) 432-8888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Termination of Employment of Named Executive Officer

    On February 9, 2012, the employment of Peter Oaklander, one of the named executive officers of Intersil Corporation (the "Company") in fiscal year 2011, as Senior Vice President of the Company, terminated.  Mr. Oaklander will remain employed by the Company through a transition period and his responsibilities as Senior Vice President will be temporarily assumed by David B. Bell, President and Chief Executive Officer of the Company.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

   (a) Amendments to Bylaws

On, and effective as of, February 8, 2012, the Board of Directors of Intersil Corporation (the “Company”) approved an amendment and restatement of the Company’s Bylaws. The amendment to the Bylaws provides a new Section 2.3 adopting a majority voting standard for the election of directors in uncontested elections.  Prior to this amendment, the Company’s Bylaws were silent as to the voting standard for election of directors and directors were elected using a plurality standard.

    The foregoing description of the amendment to the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to new Section 2.3 of the Company’s Bylaws filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits

99.1	New Section 2.3 of the Company’s Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date:	February 13, 2012	By:	/s/ Thomas C. Tokos
		Name:	Thomas C. Tokos
		Title:	Sr. Vice President, General Counsel and Secretary